As filed with the Securities and Exchange Commission on September 28, 1998

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              ---------------------

                              Saatchi & Saatchi plc
             (Exact name of registrant as specified in its charter)

       England and Wales                              Not Applicable
 (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                   Identification No.)

      83/89 Whitfield Street
         London, England
     (Address of Principal                               W1A  4XA
       Executive Offices)                               (Zip Code)
                                   ----------

                         SAATCHI & SAATCHI INTERNATIONAL
                              SHARESAVE SCHEME 1998
                            (Full title of the Plan)
                                   ----------


                            Michael J. Kopcsak, Esq.
                                 Gould & Wilkie
                             1 Chase Manhattan Plaza
                            New York, New York 10005
                     (Name and address of agent for service)
                     Telephone number, including area code,
                      of agent for service: (212) 820-0210

                        Copy to: Timothy B. Goodell, Esq.
                  White & Case LLP, 1155 Avenue of the Americas
                            New York, New York 10036

   Title of each class of       Amount to be      Proposed maximum offering        Proposed maximum          Amount of
securities to be registered     registered(1)        price per Share(2)           aggregate offering      registration fee
                                                                                    price(2)
---------------------------     -------------     -------------------------       ------------------      ----------------
Ordinary Shares of 10p each       4,500,000                 $1.72                     $7,740,000             $2,283.30
    ("Ordinary Shares")

  (1) The amount of Ordinary Shares being registered represents the estimated maximum aggregate amount issuable to employees in the United States pursuant to the International Sharesave Scheme 1998 ("the Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

  (2) In accordance with Rule 457(h), the maximum offering price per share has been calculated pursuant to Rule 457(c).

  (3)  The  Ordinary  Shares  are  represented  by  American  Depositary  Shares
       ("ADSs"). Each ADS represents five Ordinary Shares and is evidenced by an American Depositary Receipt.

================================================================================

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File No. 001-14736) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

          1. The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 1997;

          2. The Registrant's Report on Form 6-K filed with the Commission on February 20, 1998;

          3. The Registrant's Report on Form 6-K filed with the Commission on April 8, 1998;

          4. The Registrant's Report on Form 6-K filed with the Commission on June 17, 1998;

          5. The Registrant's Report on Form 6-K filed with the Commission on August 24, 1998;

          6. The description of the Registrant's Ordinary Shares contained in its Registration Statement on Form 20-F filed on December 1, 1997 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Article 162 of the Registrant's Articles of Incorporation provides that, subject to the provisions of the Companies Act 1985 (the "Act"), every President, Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto. The Directors may purchase and maintain insurance for the benefit of any Director or other officer or auditor to the extent permitted by the Act.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

   Exhibit
    Number                                Description
    ------                                -----------

4.1 Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 1.1 to the Registrant's Annual Report on Form 20-F for fiscal year ended December 31, 1997).

4.2 Deposit Agreement, dated as of December 10, 1997, among the Registrant, The Bank of New York and holders of American Depositary Receipts ("ADRs"), including the form of ADR (incorporated by reference to the Registrant's Registration Statement on Form F-6, File No. 333-08018).

23.1      Consent of KPMG.

24 Powers of Attorney of certain officers and directors of the Registrant (included on signature pages of this Registration Statement).

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)( 1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on this 28th day of September, 1998.


                                                       SAATCHI & SAATCHI plc



                                                       By:   /S/  WENDY SMYTH
                                                          ----------------------
                                                       Name:   Wendy Smyth
                                                       Title:  Finance Director



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wendy Smyth and Fiona Evans, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 28, 1998.

      Signature                                    Title
      ---------                                    -----

  /S/ ROBERT SEELERT                        Chief Executive Officer, Director
----------------------
Robert Seelert

  /S/ WENDY SMYTH                           Finance Director
----------------------
Wendy Smyth

  /S/ DAVID I.C. WEATHERSEED                Deputy Finance Director
----------------------
David I.C. Weatherseed

  /S/ CHARLES SCOTT                         Chairman of the Board of Directors
----------------------
Charles Scott

  /S/ WILLIAM COCHRANE                      Director
----------------------
William Cochrane

  /S/ IAN IRVINE                            Director
----------------------
Ian Irvine

  /S/ KENNETH OLSHAN                        Director
----------------------
Kenneth Olshan

  /S/ KEVIN ROBERTS                         Director
----------------------
Kevin Roberts

  /S/ SIR PETER WALTERS                     Director
----------------------
Sir Peter Walters



  /S/ MICHAEL J. KOPCSAK                    Authorized Representative in the
----------------------                        United States
Michael J. Kopcsak

                                  EXHIBIT INDEX

     Exhibit
      Number                                              Description

4.1            Memorandum   and   Articles   of   Association   of  the  Company
               (incorporated by reference to Exhibit 1.1 to the Registrant's Annual Report on Form 20-F for fiscal year ended December 31,
               1997).

4.2 Deposit Agreement, dated as of December 10, 1997, among the Registrant, The Bank of New York and holders of American
               Depositary Receipts ("ADRs"), including the form of ADR (incorporated by reference to the Registrant's Registration Statement on Form F-6, File No. 333-08018).

23.1           Consent of KPMG.

24 Powers of Attorney of certain officers and directors of the Registrant (included on signature pages of this Registration Statement).